UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2009

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At the close of business on April 3, 2009, the record date for the Annual Meeting of Shareholders, there were 1,181,338,477 shares of common stock of UnitedHealth Group Incorporated (the “Company”) outstanding and entitled to vote. At the Annual Meeting, holders of 1,046,032,576 shares of Company common stock were represented in person or by proxy. The shareholders of the Company voted on the following matters at the Annual Meeting:

1. Election of Directors. Nine directors were elected at the Annual Meeting as follows:

Director Nominee	For	Against	Abstain
William C. Ballard, Jr.	949,227,709	95,518,667	1,286,200
Richard T. Burke	982,938,049	61,874,032	1,220,495
Robert J. Darretta	1,033,604,590	10,974,595	1,453,391
Stephen J. Hemsley	1,004,034,941	40,771,690	1,225,945
Michele J. Hooper	1,003,508,277	41,082,107	1,442,192
Douglas W. Leatherdale	953,524,943	91,160,545	1,347,088
Glenn M. Renwick	1,018,601,779	25,947,419	1,483,378
Kenneth I. Shine, M.D.	1,031,701,140	12,968,671	1,362,765
Gail R. Wilensky, Ph.D.	939,787,473	104,928,554	1,316,549

2. Ratification of the Appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009 was ratified as follows:

For	Against	Abstain
994,119,164	50,329,505	1,583,907

3. Shareholder Proposal. The shareholder proposal concerning an advisory vote on executive compensation was not approved as follows:

For	Against	Abstain	Broker Non-Vote
371,633,351	541,671,219	51,301,571	81,426,435

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated June 2, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2009

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Senior Vice President, Deputy General Counsel and Secretary to the Board of Directors

Exhibit Index

Exhibit	Description
99.1	Press Release dated June 2, 2009

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